As filed with the Securities and Exchange Commission on August 27, 2004

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933


                              CIMETRIX INCORPORATED
             (Exact name of registrant as specified in its charter)

            Nevada                                             87-0439107
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757
                            Telephone: (801) 256-6500
          (Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

             CIMETRIX INCORPORATED 1998 INCENTIVE STOCK OPTION PLAN
                                       AND
   CIMETRIX INCORPORATED FIRST AMENDED AND RESTATED DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

      Robert H. Reback                                  Copy to:
         President
    Cimetrix Incorporated                              Keith L. Pope
  6979 South High Tech Drive                 Parr Waddoups Brown Gee & Loveless
Salt Lake City, Utah 84047-3757              185 South State Street, Suite 1300
   Telephone: (801) 256-6500                    Salt Lake City, Utah 84111
(Name, address and telephone                          (801) 532-7840
number, including area code, of
     agent for service)

                         _______________________________

                         CALCULATION OF REGISTRATION FEE

===== =============== =================== ==================== =================


                                         Proposed       Proposed
                                         Maximum        Maximum
                                         Offering       Aggregate
                           Amount to be  Price          Offering    Amount of
Title of Securities        Registered    per Share(3)   Price(3)    Registration
to be Registered           (1)(2)                                   Fee(3)
-------------------------  ------------  ------------   ----------  ------------
Cimetrix Incorporated
1998 Stock Option Plan,
as amended and restated
 o Common Stock par
   value $.0001 per share  5,000,000      $0.50         $2,500,000
-------------------------  ------------  ------------   ----------  ------------
Cimetrix Incorporated
First Amended and
Restated Director Stock
Option Plan, as amended
 o Common Stock par value
   $.0001 per share        1,100,000      $0.50         $550,000
--------------------------------------------------------------------------------
                  Total    6,100,000       N/A          $3,050,000      $387
--------------------------------------------------------------------------------

__________________________

(1) This Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalization and similar events.

(2) This Registration Statement covers 5,000,000 shares that are issuable pursuant to the Cimetrix Incorporated 1998 Stock Option Plan and 1,100,000 shares that are issuable pursuant to the Cimetrix Incorporated First Amended and Restated Director Stock Option Plan, as amended.

(3) Pursuant to Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, this amount is calculated based upon the average of the bid and asked price on the OTC Bulletin Board as of the closing August 25, 2004.

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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Cimetrix Incorporated (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

     (3) The Registrant's Current Report on Form 8-K, filed with the Commission on April 15, 2004.

     (4) The Registrant's Definitive Proxy Statement on Form 14A, filed with the Commission on April 27, 2004.

     (5) The Registrant's Current Report on Form 8-K, filed with the Commission on May 4, 2004.

     (6) The Registrant's Current Report on Form 8-K, filed with the Commission on May 28, 2004.

     (7) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

     (8) The description of the Registrant's Common Stock, par value $.0001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 14, 1994.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed to constitute a part hereof except as so modified or superceded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Pursuant to the Registrant's Articles of Incorporation, Bylaws and indemnification agreements between the Registrant and each of its officers and directors, the Registrant is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by the person in any action, suit or proceeding in which the person is or was a director or officer of the Registrant. The Registrant could be obligated to advance the reasonable expenses of indemnified directors or officers in defending such proceedings if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

     The Nevada General Corporation Law (the "Nevada Act") authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Nevada Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Nevada law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Nevada Act.

     The Registrant's Bylaws provide for the indemnification of directors and executive officers of the Registrant to the maximum extent permitted by Nevada law and for the advancement of expenses incurred in connection with the defense of any action, suit, or proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was a director or executive officer of the Registrant upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such person is not entitled to indemnification.

     Under provisions of the Registrant's Articles of Incorporation that are authorized by the Nevada Act, a director is not personally liable for monetary damages to the Registrant or any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances such as certain violations of criminal law and transactions in which the director derived an improper personal benefit. As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

     The Registrant also has entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The Registrant is not required to indemnify a director or officer if the indemnified loss results from any of the following: (a) a violation of Section 16(b) of the Exchange Act; (b) a violation of criminal law;
(c) a transaction from which the officer or director received an improper personal benefit; (d) willful misconduct or a conscious disregard for the Registrant's best interests; or (e) a transaction for which the director is liable pursuant to Section 78.300.2 of the Nevada Act for certain distributions from the corporation to its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index on page 6.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Salt Lake City, State of Utah on this 26th day of August, 2004.

                                             CIMETRIX INCORPORATED


                                             By: /S/ Dennis P. Gauger
                                                 ------------------------
                                                 Dennis P. Gauger
                                                 Chief Financial Officer
                                                 (Principal Financial and
                                                  Accounting Officer)

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert H. Reback and Dennis P. Gauger, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration
Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated below:

    Signature                                      Title
 ----------------                                 -------


/S/Robert H. Reback              President, Chief Executive Officer and Director
-------------------------        (Principal Executive Officer)
Robert H. Reback


/S/ Scott C. Chandler            Director
-------------------------
Scott C. Chandler


/S/ Michael B. Thompson          Director
-------------------------
Michael B. Thompson


/S/ C. Alan Weber                Director
-------------------------
C. Alan Weber

                              CIMETRIX INCORPORATED

                                  EXHIBIT INDEX


 Regulation S-K
 Exhibit No.        Description
 --------------     ------------------------------------------------------------

     4.1            Articles   of   Incorporation   of   Cimetrix   Incorporated
                    (incorporated by reference to Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

     4.2 Bylaws of Cimetrix Incorporated (incorporated by reference from the Registration Statement on Form S-2, File No. 333-30601, as filed on July 2, 1997).

     5.1 Opinion of Parr Waddoups Brown Gee & Loveless, as to the legality of the securities offered.

    23.1 The consent of Tanner + Co. to the inclusion of its Report of Independent Public Accountants of Financial Statement Schedule, dated February 11, 2004.

    23.2 Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit No. 5.1)

    24.1            Powers of Attorney (included on page 5)

    99.1 Cimetrix Incorporated 1998 Stock Option Plan, as amended and restated

    99.2 Cimetrix Incorporated First Amended and Restated Director Stock Option Plan, as amended